SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

  CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 15, 2006
Date of Report (Date of earliest event reported)

CITY INVESTING COMPANY LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13881 (Commission File Number)	13-6859211 (I.R.S. Employer Identification No.)

853 Broadway, Suite 1607, New York, NY 10003-4703
(Address of principal executive offices)

(212) 473-1918
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Item 7.01.   Regulation FD Disclosure.

On March 15, 2006, the Trustees of the City Investing Company Liquidating Trust declared a $0.116 final cash distribution per Trust Unit of Beneficial Interest to be paid on April 18, 2006, to Unit Holders of record on March 31, 2006. The aggregate cash distribution to a Unit Holder involving less than a full cent will be rounded up to the nearest whole cent. With this final cash distribution, the Trust will have distributed to original Unit Holders who hold their Units to March 31, 2006, approximately $9.45 per Unit in cash and stock. This final distribution of $4,521,607 will complete the distribution of all remaining assets of the Trust.

The foregoing is qualified in its entirety by the complete text of the attached press release.

 Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description
20	Letter to Unit Holders
99.1	Press Release dated March 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY INVESTING COMPANY LIQUIDATING TRUST (Registrant)
By:	L. Mantell
LESTER J. MANTELL Trustee
Date:	March 15, 2006

Exhibit Index

Exhibit No.	Page No.
(20) Letter to Unit Holders dated April 18, 2006	4
(99.1) Press Release of the Registrant dated March 31, 2006	5

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